Exhibit 8.3

20/F, China Resources Building

8 Jianguomenbei Avenue

Beijing 100005, PRC

T: (86-10) 8519-1300

F: (86-10) 8519-1350

junhebj@junhe.com

Confidential

To: SUNGY MOBILE LIMITED

Floor 17, Tower A, China International Center

No. 33 Zhongshan 3rd Road

Yuexiu District, Guangzhou 510055

People’s Republic of China

October 22, 2013

Dear Sir or Madam,

We are qualified lawyers of the People’s Republic of China (the “PRC”, which, for the purpose of this opinion only, excludes the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan) and are qualified to issue an opinion on PRC Law (as defined below).

We have acted as the PRC legal counsel to SUNGY MOBILE LIMITED (the “Company”), a company incorporated under the laws of the Cayman Islands in connection with (i) the Company’s registration statement on Form F-1, including all amendments and supplements thereto (the “Registration Statement”), originally filed with the Securities and Exchange Commission, under the U.S. Securities Act of 1933, as amended, including the prospectus that forms a part of the Registration Statement on October 22, 2013, in relation to the offering (the “Offering”) by the Company of American depositary shares (the “ADSs”), each of which represents Class A ordinary shares of the Company with a par value of US$0.0001; and (ii) the Company’s listing and trading of the ADSs on the New York Stock Exchange.

This legal opinion (the “Opinion”) is furnished pursuant to the instructions of the Company regarding certain PRC tax matters, and is delivered to the Company solely for the purposes of the Offering. Capitalized terms used herein and not otherwise defined herein shall have the same meanings described in the opinion regarding certain PRC legal matters rendered by us as of October 22, 2013.

I. OPINION

This Opinion relates to the PRC Law as it exists and is interpreted as of the date hereof. We do not purport to be experts on or generally familiar with or qualified to express legal opinion based on the laws of any jurisdiction other than the PRC. Accordingly we express no opinion as to the laws of any other jurisdiction and none is to be implied.

Beijing Head Office Tel: (86-10) 8519-1300 Fax: (86-10) 8519-1350	Shenzhen Office Tel: (86-755) 2587-0765 Fax: (86-755) 2587-0780	Dalian Office Tel: (86-411) 8250-7578 Fax: (86-411) 8250-7579	Hong Kong Office Tel: (852) 2167-0000 Fax: (852) 2167-0050	Silicon Valley Office Tel: (1-888) 886-8168 Fax: (1-888) 808-2168

Shanghai Office Tel: (86-21) 5298-5488 Fax: (86-21) 5298-5492	Guangzhou Office Tel: (86-20) 2805-9088 Fax: (86-20) 2805-9099	Haikou Office Tel: (86-898) 6851-2544 Fax: (86-898) 6851-3514	New York Office Tel: (1-212) 703-8702 Fax: (1-212) 703-8720	www.junhe.com

Based upon and subject to the below qualifications, we are of the opinion that the statements made in the Registration Statement under the caption “Risk Factors”, “Taxation — People’s Republic of China Taxation” and “Regulation — Regulation on Tax” with respect to the PRC tax laws and regulations or interpretations constitute true and accurate descriptions of the matters described therein in all material aspects.

II. QUALIFICATIONS

Our Opinion is subject to the following qualifications:

1.	This Opinion is limited to the matters set forth herein and is subject to the effect of any future change, amendment, alteration or adoption of any PRC Law or judicial or regulatory interpretations.

2.	This Opinion is intended to be used in the context which is specifically referred to herein and each paragraph should be looked at as a whole and no part should be extracted and referred to independently.

We hereby consent to the use of this Opinion in, and the filing hereof as an exhibit to, the Prospectus. In giving such consent, we do not thereby admit that we fall within the category of the person whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the regulations promulgated thereunder.

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Yours faithfully,

/s/ Jun He Law Offices

JUN HE LAW OFFICES